Exhibit 99.1

Stran & Company Receives Additional Notification Of Deficiency From Nasdaq Related To Delayed Filing Of Quarterly Report On Form 10-Q

Quincy, MA / November 22, 2024 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced that it has received a written notification (the “Notification Letter”) from the Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) as a result of its failure to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Form 10-Q”) in a timely fashion. The Notification Letter advised the Company that it was not in compliance with Nasdaq’s continued listing requirements under the timely filing criteria established in Nasdaq Listing Rule 5250(c)(1).

Previously, Nasdaq granted the Company an exception until December 16, 2024 to file its delinquent Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Initial Delinquent Filing”) and Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. As a result, any additional Nasdaq exception will be limited to a maximum of 180 calendar days from the due date of the Initial Delinquent Filing, or until December 16, 2024. In accordance with the Nasdaq Listing Rules, the Company has until December 6, 2024 to submit to Nasdaq an update to its original plan to regain compliance with Nasdaq Listing Rules.

The Company intends to submit the required update to its plan and take the necessary steps to regain compliance with Nasdaq Listing Rules as soon as practicable. No assurance can be given that the Company will be able to regain compliance with the aforementioned listing requirement or maintain compliance with the other continued listing requirements set forth in the Nasdaq Listing Rules.

The Notification Letter has no immediate effect on the listing of the Company’s common stock or warrants on The Nasdaq Capital Market.

About Stran

For over 29 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing, and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf

press@stran.com